EXHIBIT (10.6)
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               DAIRY MART CONVENIENCE STORES, INC.

          1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



1.   Purpose.

     The purpose of this 1995 Stock Option Plan For Outside Directors (the "Plan") is to attract and retain the continued services of non-employee directors of Dairy Mart Convenience Stores, Inc. (the "Company") with the requisite qualifications and to encourage such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options (the "Options") under the Plan will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

2.   Effective Date of the Plan.

     The Plan shall become effective upon its approval by the Board of Directors; provided, however, that if the Plan is not approved by the shareholders of the Company at the 1995 annual meeting of the shareholders of the Company, then the Plan shall terminate.

3.   Stock Subject to Plan.

     50,000 of the authorized but unissued shares, or treasury shares, of the Company's class A common stock, par value $.01 per share (the "Shares"), are hereby reserved for issuance upon the exercise of Options. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the grant of Options hereunder.

4.   Administration.

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Board of Directors shall have complete authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board of Directors shall have no discretion to determine the non-employee directors who will receive Options, the number of Shares subject to Options, the terms upon which, the times at which, or the periods within which, Shares may be acquired or the Options may be acquired and exercised.

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5.   Eligibility.

     An Option may be granted only to members of the Board who are not otherwise employees of the Company or any of its subsidiaries on the date of grant and have not been employees of the Company or any of its subsidiaries at any time since the beginning of the one year period preceding service on the Board (the "Participants").

6.   Grant of Options and Option Price.

     (a) Initial Grant. On the date on which the Plan is approved by the Board of Directors, each Participant shall receive an automatic grant of an Option to purchase 3,500 Shares
(the "Initial Option"). Individuals who become Participants after the date on which the Plan is approved by the Board of Directors shall not receive an Initial Option.

          Each grant of an Initial Option is conditioned upon (i) subsequent approval of the Plan by the shareholders of the Company at the 1995 annual meeting of shareholders, and (ii) the Participant not selling, transferring or otherwise disposing of the Shares underlying the Initial Option on or before the date which is six months after the date on which shareholder approval of the Plan is obtained (the "Six Month Date"). If the Plan is not approved by the shareholders of the Company at the 1995 annual meeting, then the Initial Options shall be void ab initio. Initial Options may not be exercised until after this Plan is approved by the Shareholders.

     (b) Annual Grants to Directors. On February 1 of each year, beginning on February 1, 1996, each Participant shall receive an automatic, annual grant of an Option to purchase 3,500 Shares (the "Annual Option"); provided, however that the number of Shares subject to future grant under the Plan is sufficient to make the automatic grants required to be made pursuant to the Plan on such date.

     (c) Exercise Price. The per Share price to be paid by a Participant upon the exercise of an Option shall be equal to the fair market value of a Share on the day preceding the date of grant. For the purposes hereof, the fair market value of a Share on any date shall be equal to the closing price per Share on such date (or if no such price was established on such date, then on the next preceding date on which a price was established), as shall be quoted on the National Association of Securities Dealers Automated Quotation System, or on such other securities quotation system or exchange as the Shares may be listed.

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7.   Option Period.

     Participants shall be granted Options which are exercisable from the date that they are granted for a period of ten years from the date of the granting thereof, provided, however, that the Initial Options may not be exercised until after the approval of this plan by the shareholders.

8.   Exercise of Option.

     Subject to Section 10, an Option may be exercised in whole or in part at any time on or after the date it becomes exercisable by the Participant's delivering to the Company on any business day, at its principal executive offices, a written notice of exercise, which notice shall specify the number of Shares as to which the Option is being exercised, in whole or in part. Payment in full of the Option exercise price shall accompany such written notice as set forth below. After the exercise of an Option and payment in full of the exercise price, the Optionee shall be entitled to receive a stock certificate or certificates evidencing his or her ownership of Shares acquired upon such exercise.

     The purchase price shall be paid as follows: (i) in cash, certified or bank cashier's or teller's check; (ii) by surrender of Shares then owned by the Optionee; or (iii) partially in accordance with (i) and partially in accordance with (ii) of this Section. Shares surrendered in accordance with (ii) or (iii) shall be valued at their fair market value at the date of exercise. If the Shares are listed on a securities exchange or are quoted on the NASDAQ market the fair market value of the Shares shall be the closing price of the Shares as of the close of business on the date immediately preceding the date such shares are tendered to the Company for exercise of an Option. Surrender of such Shares shall be evidenced by the delivery of certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

9.   Transferability.

     No Option shall be assignable or transferable, except by will and/or by the laws of descent and distribution. During the life of any Participant, each Option granted to the Participant may be exercised only by the Participant, or if he or she is disabled or incapacitated, by his or her legal representative.

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10.  Ceasing to be a Director.

     If a Participant terminates service as a director for any reason including termination by reason of death of a Participant, any outstanding Option held by the Participant shall terminate on the earlier of (i) the date on which such Option would otherwise expire, or (ii) nine (9) months after such termination.

11.  Duration of Plan.

     Unless sooner terminated, the Plan shall remain in effect until all Shares have been issued upon the exercise of Options, and shall thereafter terminate. No Option may be granted after the termination of this Plan; provided, however, that, except for termination pursuant to Paragraph 2 above, termination of the Plan shall not affect any Option previously granted, and such Option shall remain in effect until exercised, surrendered or cancelled, or until it shall have expired, all in accordance with its terms.

12.  Changes in Capital Structure, etc.

     In the event of changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Board. In addition, the Board shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such events (or, in the case of mergers and consolidations to the end that the Option shall be for the same number of Shares or other securities as a holder of the number of Shares underlying the Option prior to the merger or consolidation would have received as a result of the merger of consolidation); such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share.

13.  Rights as Shareholder.

     A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for

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which the record date is prior to the date such stock certificate is issued.

14.  Expenses.

     The expenses of this Plan shall be paid by the Company.

15.  Compliance with Applicable Law.

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Board may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Board, in its sole discretion, deems necessary or desirable.

     If any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages, renumeration or otherwise in connection with the exercise of an Option, the Participant shall advance in cash to the Company the amount of such withholdings unless a different withholding arrangement, including the use of Shares, is authorized by the Board (and permitted by law); provided, however, that with respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act), any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act, or such other similar rules as may apply to such persons. For purposes hereof, the value of the Shares withheld for purposes of payroll withholding shall be the fair market value of the Shares, as set forth in Section 8. If the fair market value of the Shares withheld is less than the amount of withholdings required, the Participant may be required to advance the difference in cash to the Company. The Board in its discretion may condition the exercise of an Option on the Participant's payment of such additional withholding.

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16.  Acceleration and Termination of Options.

     Notwithstanding any other provision of this Plan, a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with an affiliate of the Company), or a Change of Control of the Company (as defined below) shall cause any unexercised portion of an Option to terminate, except for any outstanding unexercised Option as to which the Company or another corporation makes appropriate provision for the protection of the value thereof and either assumes the Option, or substitutes another Option, with substantially similar terms; provided, however, a Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation, or Change of Control, to exercise the unexercised portion of the Option, in whole or in part. The Participant shall have until the close of business on the day preceding the effective date of any such dissolution, merger consolidation, or Change of Control, or preceding the commencement of any such liquidation, to exercise the Option. Such effective date or commencement date shall be the date designated in a written notice from the Board to the Optionee, which notice shall be given not less than fourteen (14) days prior to such designated effective date or commencement date, provided that for the purposes of this Section, the effective date shall be the date designated, whether or not the dissolution, merger, consolidation or Change of Control actually becomes effective on such date. If such dissolution, liquidation, merger, consolidation, or Change of Control is not consummated within thirty (30) days after such effective date, and if the Participant has not exercised the Option in full, then the Option or (or any part of such Option which has not yet been exercised) shall continue in full force and effect as if no such notice had been given.

     For purposes hereof, a "Change of Control" shall mean the consummation of a transaction in which the beneficial ownership or control of the Company is or may be changed such that one or more persons or entities (other than persons or entities who beneficially owned more than ten percent (10%) of the Shares on the date the Option was granted and other than persons who are directors of the Company on the date the Option has granted (or entities controlled by such persons)) obtain beneficial ownership or control of more than fifty percent (50%) of the assets or outstanding voting securities or equity interests of the Company. Such transactions include, without limitation, sales of substantially all of the assets of the Company, acquisitions of ownership or control by tender offer, and acquisitions of such ownership or control through the issuance of authorized but unissued capital stock of the Company.

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17.  Application of Funds.

     Any cash proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

18.  Amendment of the Plan.

     The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without the approval of the shareholders, no such revision or amendment shall (a)increase the number of Shares subject to this Plan, (b) modify the requirements as to eligibility for a grant of an Option, (c) materially increase the benefits accruing to the Participants under this Plan, or (d) be of a nature that requires shareholder approval in order to ensure the compliance of the Plan with Rule 16b-3 promulgated under the 1934 Act, or such similar rule as may apply to the Plan. No such suspension, discontinuance, revision or amendment shall in any manner affect any Option theretofore granted without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.

19.  Governing Law.

     This Plan shall be construed and enforced in accordance with the law of the State of Connecticut.


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